UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   March 5, 2007
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Drive Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2007, Integrys Energy Group, Inc. announced that it had entered into a First Supplemental Indenture with Peoples Energy Corporation, its wholly owned subsidiary, and The Bank of New York Trust Company, N.A., as trustee. The Supplemental Indenture permits Integrys Energy Group to substitute the financial reports that it files with the Securities and Exchange Commission for Peoples Energy’s financial reports that were required to be supplied to Peoples Energy’s bondholders. In addition, the terms of the Supplemental Indenture provide that Integrys Energy Group will fully and unconditionally guarantee, on a senior unsecured basis, Peoples Energy’s obligations under its $325 million, 6.90% Notes due January 15, 2011. The original Indenture, dated January 18, 2001, was between Peoples Energy Corporation and The Bank of New York Trust Company, N.A., as trustee.

As a result of Integrys Energy Group’s guaranty and the related amendment to the bond provisions approved by bondholders on February 28, 2007, Peoples Energy will suspend its duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Attached, as Exhibit 4.1, is the First Supplemental Indenture, dated March 5, 2007, by and among Peoples Energy Corporation, Integrys Energy Group, Inc. and The Bank of New York Trust Company, N.A., as trustee.

Item 2.03 Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibit is being filed herewith:

		4.1	First Supplemental Indenture, dated March 5, 2007, by and among Peoples Energy Corporation, Integrys Energy Group, Inc. and The Bank of New York Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Joseph P. O'Leary Joseph P. O'Leary Senior Vice President and Chief Financial Officer

Date: March 9, 2007

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated March 5, 2007

Exhibit Number	Description
4.1	First Supplemental Indenture, dated March 5, 2007, by and among Peoples Energy Corporation, Integrys Energy Group, Inc. and The Bank of New York Trust Company, N.A., as trustee.